Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 1998
--------------------------------------------------------------------------------
Small/Mid Cap CORE(SM) Fund
Goldman Sachs Asset Management, L.P.                          Jones/Brown/Pinter
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 45.15% underperforming its benchmark, the
     Russell 2500 Index.

..    The Fund underperformed its benchmark due to unfavorable stock selection and sector allocation exposures. Stock selection detracted especially within the information technology and consumer discretionary sectors.

..    The CORE themes (Momentum, Valuation, Profitability, Earnings Quality,
     Analyst Sentiment and Management Impact) had mixed results for the year, but were positive overall. Valuation was the biggest positive contributor to excess returns for 2003, as inexpensive companies outperformed their more richly valued industry counterparts. Profitability also contributed positively as owning companies with strong profit margins and operating efficiency proved to be beneficial. Management Impact, Earnings Quality and Momentum modestly boosted relative returns, while Analyst Sentiment was the only theme to detract for the year.

..    Positive absolute performance was driven mainly by strong returns in the
     Financial and Information Technology sectors.

..    The Fund seeks to maintain size and sector weightings similar to its benchmark. The manager seeks to add value versus the Russell 2500 Index by overweighting stocks that are more likely to beat the benchmark, while underweighting stocks that are believed to lag the Index.

..    The manager employs a CORE approach -- computer optimized, research enhanced -- using quantitative techniques to identify cheap stocks with good momentum, companies about which fundamental research analysts are becoming more positive, and that have strong profit margins and sustainable earnings that employ their capital to enhance shareholder value.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 4/30/98
(Fund Inception Date)

             Small/Mid Cap       Russell
             CORE(SM) Fund   2500(TM) Index
             -------------   --------------
4/30/98        10,000.00        10,000.00
06/30/1998      9,721.11         9,547.44
07/31/1998      9,039.64         8,891.53
08/31/1998      7,377.35         7,214.59
09/30/1998      7,776.24         7,726.83
10/30/1998      7,960.07         8,149.48
11/30/1998      8,422.14         8,552.88
12/31/1998      9,018.54         9,071.19
01/29/1999      8,940.19         9,055.77
02/26/1999      8,305.30         8,460.80
03/31/1999      8,438.16         8,641.86
04/30/1999      9,171.89         9,415.31
05/28/1999      9,250.51         9,561.25
06/30/1999      9,810.43        10,058.43
07/30/1999      9,647.63         9,860.28
08/31/1999      9,346.73         9,551.66
09/30/1999      9,224.22         9,409.34
10/29/1999      9,430.02         9,615.40
11/30/1999      9,887.43        10,158.67
12/31/1999     10,870.98        11,260.89
01/31/2000     10,456.08        11,001.89
02/29/2000     11,807.00        12,590.56
03/31/2000     11,699.80        12,397.92
04/28/2000     11,257.23        11,730.91
05/31/2000     10,720.20        11,167.83
06/30/2000     11,414.25        11,901.56
07/31/2000     11,266.93        11,598.07
08/31/2000     12,208.17        12,596.66
09/29/2000     11,765.57        12,187.27
10/31/2000     11,467.29        11,853.34
11/30/2000     10,396.42        10,810.24
12/29/2000     11,374.55        11,741.01
01/31/2001     11,642.32        12,127.29
02/28/2001     10,940.08        11,346.29
03/30/2001     10,295.97        10,723.38
04/30/2001     11,153.18        11,670.25
05/31/2001     11,433.38        12,021.53
06/30/2001     11,546.24        12,192.23
07/31/2001     11,242.21        11,755.75
08/31/2001     10,944.71        11,370.16
09/28/2001      9,571.68         9,898.86
10/31/2001      9,991.95        10,410.63
11/30/2001     10,814.32        11,252.85
12/31/2001     11,435.35        11,884.14
01/31/2002     11,422.93        11,736.78
02/28/2002     11,362.86        11,531.38
03/30/2002     12,211.41        12,328.20
04/30/2002     12,368.07        12,297.38
05/31/2002     11,981.00        11,937.07
06/30/2002     11,396.59        11,265.01
07/31/2002      9,983.60         9,921.09
08/31/2002     10,115.87         9,950.86
09/28/2002      9,327.27         9,162.75
10/31/2002      9,531.91         9,461.46
11/30/2002     10,096.93        10,233.51
12/31/2002      9,698.01         9,770.95
01/31/2003      9,440.15         9,511.04
02/28/2003      9,165.75         9,282.78
03/30/2003      9,203.10         9,370.96
04/30/2003      9,969.24        10,205.92
05/31/2003     10,953.05        11,209.16
06/30/2003     11,168.58        11,423.25
07/31/2003     11,739.43        12,037.83
08/31/2003     12,180.83        12,595.18
09/28/2003     12,136.15        12,423.88
10/31/2003     13,152.78        13,405.37
11/30/2003     13,783.61        13,909.41
12/31/2003     14,076.75        14,216.81

Value on 12/31/03:
------------------
$14,077 Small/Mid Cap CORE (SM) Fund
$14,217 Russell 2500(TM) Index

MORNINGSTAR CATEGORY+:
.. Mid Cap Blend

MORNINGSTAR RISK+:
.. Average (VL/VUL)
.. Average (VA)

MORNINGSTAR RATING+:
.. **** (VL/VUL)
.. **** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                                        % of
                                       Assets
                                       ------
Sunoco, Inc.                            1.6%
Northeast Utilities                     1.5%
Bank Hawaii Corp.                       1.5%
R.J. Reynolds Tobacco Holdings, Inc.    1.5%
HRPT Properties Trust                   1.5%
LandAmerica Financial Group, Inc.       1.4%
Silicon Valley Bancshares               1.4%
Kos Pharmaceuticals, Inc.               1.4%
United Stationers, Inc.                 1.2%
ITT Educational Services, Inc.          1.2%

AVERAGE ANNUAL TOTAL RETURNS*

                                      Small/Mid Cap   Russell 2500(TM)
                                      CORE(SM) Fund         Index
                                      -------------   ----------------
1 Year                                    45.15%          45.50%
3 Years                                    7.36            6.59
5 Years                                    9.31            9.40
Since Inception (5/1/98)                   6.21            6.41

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                          % of                                  % of
                         Assets                                Assets
                         ------                                ------
Financials               20.84%   Energy                        5.13%
Information Technology   17.84%   Consumer Staples              5.03%
Consumer Discretionary   16.97%   Telecommunication Services    2.62%
Industrials              14.46%   Materials                     2.59%
Health Care              11.99%   Utilities                     2.53%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Small-company investing entails special risks as outlined in the prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts. VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 136 VL/VUL subaccounts and 299 VA subaccounts in the Morningstar Mid Cap Blend category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $11,397 of securities
   loaned (Note B)) ................................................   $ 77,628
Net unrealized appreciation on investments .........................     14,928
Short-term investments at value ....................................     13,035
                                                                       --------
      Total investments ............................................    105,591
Cash ...............................................................         83
Futures Segregation ................................................         84
Receivables for:
   Dividends .......................................................         78
                                                                       --------
Total assets .......................................................    105,836
                                                                       --------

LIABILITIES
Payables for:
   Fund shares purchased ...........................................         77
   Futures contracts variation margin ..............................         20
   Collateral for securities on loan ...............................     11,835
   Other liabilities ...............................................          2
                                                                       --------
Total liabilities ..................................................     11,934
                                                                       --------
Net assets .........................................................   $ 93,902
                                                                       ========
Shares of beneficial interest outstanding ..........................      8,555
                                                                       --------
Net asset value per share ..........................................   $  10.98
                                                                       ========
Composition of net assets:
   Capital paid-in .................................................   $ 79,046
   Accumulated net realized loss on investments,
      futures and foreign currency transactions ....................       (118)
   Net unrealized appreciation of:
      Investments ..................................................     14,928
      Futures ......................................................         46
                                                                       --------
Net assets .........................................................   $ 93,902
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................   $    17
      Dividends .....................................................       976
      Securities lending ............................................        66
                                                                        -------
Total investment income .............................................     1,059
                                                                        -------
EXPENSES
      Investment advisory fee .......................................       695
      Auditors fees .................................................         8
      Custodian fees ................................................        72
      Legal fees ....................................................         4
      Printing & mailing fees .......................................         5
      Trustees' fees ................................................         2
      Other fees ....................................................         2
                                                                        -------
Total expenses ......................................................       788
      Less expenses reimbursed ......................................       (27)
                                                                        -------
Net expenses ........................................................       761
                                                                        -------
Net investment income ...............................................       298
                                                                        -------
REALIZED AND UNREALIZED GAIN
   Net realized gain on:
      Investments ...................................................     7,364
      Financial futures contracts ...................................       413
   Change in unrealized appreciation on:
      Investments ...................................................    18,452
      Futures .......................................................        48
                                                                        -------
Net realized and unrealized gain ....................................    26,277
                                                                        -------
Net increase in net assets resulting from
   operations .......................................................   $26,575
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                              Year Ended     Year Ended
                                                                             December 31,   December 31,
                                                                                 2003           2002
                                                                             ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income .................................................     $    298       $    229
   Net realized gain (loss) ..............................................        7,777         (3,813)
   Change in net unrealized appreciation (depreciation) ..................       18,500         (4,661)
                                                                               --------       --------
      Net increase (decrease) in net assets resulting from operations ....       26,575         (8,245)
Distributions to shareholders from:
   Net investment income .................................................         (308)          (227)
   Realized gains ........................................................       (7,773)
   Capital paid-in .......................................................                          (2)
                                                                               --------       --------
      Decrease in net assets resulting from distributions ................       (8,081)          (229)
From fund share transactions:
   Proceeds from shares sold .............................................       57,643         53,157
   Distributions reinvested ..............................................        8,081            229
   Payment for shares redeemed ...........................................      (38,459)       (43,215)
                                                                               --------       --------
      Increase in net assets from fund share transactions ................       27,265         10,171
                                                                               --------       --------
NET INCREASE IN NET ASSETS ...............................................       45,759          1,697
NET ASSETS
   Beginning of Period ...................................................       48,143         46,446
                                                                               --------       --------
   End of Period .........................................................     $ 93,902       $ 48,143
                                                                               ========       ========
Analysis of fund share transactions:
   Sold ..................................................................        5,991          5,734
   Reinvested ............................................................          744             26
   Redeemed ..............................................................       (3,991)        (4,680)
                                                                               --------       --------
Net increase in fund shares outstanding ..................................        2,744          1,080
                                                                               ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                                   Small Mid Cap CORE Fund
                                                                -----------------------------------------------------------
                                                                                   Year Ended December 31,
                                                                -----------------------------------------------------------
                                                                  2003         2002        2001          2000         1999
                                                                -------      -------      -------      -------      -------

Net Assets Value at Beginning of Period .....................   $  8.28      $  9.82      $  9.82      $  9.82      $  9.02
Income from Investment Operations:
   Net Investment Income ....................................      0.04         0.04         0.05         0.05         0.02
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ........................................      3.69        (1.54)                     0.39         1.77
                                                                -------      -------      -------      -------      -------
   Total From Investment Operations .........................      3.73        (1.50)        0.05         0.44         1.79
Less Distributions: .........................................
   Distribution from Net Investment Income ..................     (0.04)       (0.04)       (0.05)       (0.05)       (0.03)
   Distribution from Net Realized Gains on Investments ......     (0.99)                                 (0.32)       (0.96)
   Distribution from Excess of Net Investment Income/Gains...                                            (0.05)
   Distribution from Capital Paid-in ........................                                            (0.02)
                                                                -------      -------      -------      -------      -------
   Total Distributions ......................................     (1.03)       (0.04)       (0.05)       (0.44)       (0.99)
                                                                -------      -------      -------      -------      -------
Net Assets Value at End of Period ...........................   $ 10.98      $  8.28      $ 9.82       $  9.82      $  9.82
                                                                =======      =======      =======      =======      =======
Total Investment Return(b) ..................................     45.15%      (15.19)%       0.53%        4.63%       20.54%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets ........      1.15%(c)     0.96%(c)     0.90%(c)     0.90%(c)     0.94%(c)
   Ratio of Net Investment Income to Average Net Assets .....      0.45%        0.50%        0.52%        0.56%        0.30%
   Portfolio Turnover Rate ..................................    125.00%      125.11%       96.88%       94.78%      109.12%
Net Assets End of Period (000s Omitted) .....................   $93,902      $48,143      $46,446      $21,636      $ 8,248

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 1.19%, 1.12%, 1.15%, 1.23%, and 2.24%, for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL/MID CAP CORE FUND

                                                                          Market
                    Name of Issuer                             Shares     Value
                    --------------                            --------   -------
                                                                         (000's)

COMMON STOCK

Aerospace & Defense - 1.3%
   Curtiss Wright Corp.....................................    13,000     $  585
   Engineered Support Systems, Inc. * .....................     7,200        396
   Esterline Technologies Corp. * .........................     2,800         75
   Kaman Corp. - Cl. A ....................................     4,000         51
   Sequa Corp. - Cl. A ....................................     2,000         98
                                                                          ------
                                                                           1,205

Airlines - 0.3%
   Alaska Air Group, Inc. * ...............................     7,900        216
   America West Holdings Corp. - Cl. B * ..................     6,700         83
                                                                          ------
                                                                             299

Auto Components - 0.7%
   Autoliv, Inc. ..........................................    11,500        433
   Dura Automotive Systems, Inc. * ........................     6,300         81
   Goodyear Tire & Rubber Co. * ...........................    12,500         98
                                                                          ------
                                                                             612

Automobiles - 0.3%
   Lithia Motors, Inc. - Cl. A * ..........................     9,400        237

Banks - 6.2%
   Associated Banc-Corp. ..................................     7,550        322
   BancorpSouth, Inc. .....................................     3,175         75
   Bank Hawaii Corp. ......................................    32,800      1,384
   Brookline Bancorp, Inc. ................................     5,600         86
   City National Corp. ....................................     1,400         87
   Commerce Bancshares, Inc. ..............................     6,173        303
   Community Bank Systems, Inc. * .........................     1,700         83
   Corus Bankshares, Inc. .................................     4,600        145
   First Citizens BancShares, Inc. - Cl. A ................     1,200        146
   Flagstar Bancorp, Inc. .................................    19,300        413
   Hancock Holding Co. ....................................     1,550         84
   Hibernia Corp. - Cl. A .................................    14,700        345
   Independence Community Bank Corp. ......................     2,200         79
   IndyMac Mortgage Holdings, Inc. ........................     5,900        176
   International Bancshares Corp. .........................     2,200        104
   Omega Financial Corp. ..................................       600         23
   PFF Bancorp, Inc. * ....................................     7,080        257
   R&G Financial Corp. - Cl. B ............................     6,800        271
   Silicon Valley Bancshares * ............................    35,700      1,288
   Texas Regional Bancshares, Inc. ........................     1,750         65
   Trustmark Corp. ........................................     3,200         94
   United Community Financial Corp. .......................     1,900         22
                                                                          ------
                                                                           5,852

Biotechnology - 3.5%
   Affymetrix, Inc. * .....................................    32,900        810
   Applera Corp. - Celera Genomics Group * ................     6,400         89
   Gene Logic, Inc. * .....................................    17,700         92
   General Probe, Inc. * ..................................     7,800        284
   IDEXX Laboratories, Inc. * .............................    14,300        662
   Invitrogen Corp. * .....................................     3,000        210
   Neurocrine Biosciences, Inc. * .........................    13,900        758
Biotechnology - Continued
   Vicuron Pharmaceuticals, Inc. * ........................    22,300     $  416
                                                                          ------
                                                                           3,321

Building Products - 1.3%
   Griffon Corp. * ........................................    19,300        391
   Lennox International, Inc. .............................     8,300        139
   Universal Forest Products, Inc. ........................     6,900        222
   USG Corp. ..............................................    13,300        220
   York International Corp. ...............................     7,900        291
                                                                          ------
                                                                           1,263

Chemicals - 0.5%
   Arch Chemicals, Inc. ...................................     4,500        115
   Central Garden & Pet Co. ...............................     4,200        118
   Lubrizol Corp. .........................................     2,300         75
   PolyOne Corp. ..........................................    18,800        120
                                                                          ------
                                                                             428

Commercial Services & Supplies - 9.1%
   Arbitron, Inc. * .......................................    20,000        834
   CDI Corp. * ............................................     2,600         85
   Consolidated Graphics, Inc. * ..........................     3,000         95
   Convergys Corp. * ......................................    54,900        959
   CSG Systems International, Inc. * ......................    27,500        343
   Decode Genetics, Inc. ..................................    20,100        165
   Deluxe Corp. * .........................................    22,200        918
   Factset Research Systems, Inc. .........................     7,400        283
   Gabelli Asset Management, Inc. - Cl. A * ...............     9,600        382
   Ikon Office Solutions, Inc. * ..........................    11,500        136
   ITT Educational Services, Inc. * .......................    23,000      1,080
   Memberworks, Inc. ......................................     4,400        120
   MPS Group, Inc. * ......................................    28,100        263
   NCO Group, Inc. * ......................................     2,800         64
   Pre-Paid Legal Services, Inc. * ........................    14,900        389
   Ruddick Corp. ..........................................     5,000         89
   Standard Register Co. ..................................     3,000         50
   StarTek, Inc. * ........................................     2,200         90
   Steelcase, Inc. - Cl. A ................................     6,400         92
   TeleTech Holdings, Inc. * ..............................    12,000        136
   Unifirst Corp. .........................................     4,900        116
   United Stationers, Inc. * ..............................    28,200      1,154
   Ventana Medical Systems, Inc ...........................     4,700        185
   Watsco, Inc. ...........................................    15,500        352
   West Corp. * ...........................................     8,000        186
                                                                          ------
                                                                           8,566
Communications Equipment - 4.2%
   Advanced Fibre Communications, Inc. * ..................    22,000        443
   Aspect Communications Corp. * ..........................    42,200        665
   Audiovox Corp. - Cl. A * ...............................    31,100        399
   Avaya, Inc. * ..........................................    76,200        986
   Brocade Communications Systems, Inc. * .................    16,600         96
   Computer Network Technology * ..........................    20,700        197
   Metro One Telecom, Inc. * ..............................    24,500         64

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL/MID CAP CORE FUND

                                                                          Market
                     Name of Issuer                             Shares    Value
                     --------------                             ------   -------
                                                                         (000's)
COMMON STOCK - Continued

Communications Equipment - Continued
   Omnicell, Inc. ...........................................    4,600    $   75
   Plantronics, Inc. * ......................................    8,900       291
   Scientific-Atlanta, Inc. * ...............................   27,300       745
                                                                          ------
                                                                           3,961

Computers & Peripherals - 2.4%
   Electronics for Imaging, Inc. ............................    3,600        94
   Gateway, Inc. * ..........................................   18,200        84
   InFocus Corp. * ..........................................   18,200       176
   Maxtor Corp. * ...........................................   15,300       170
   NCR Corp. * ..............................................   14,700       570
   Safeguard Scientifics, Inc. * ............................   20,200        81
   SanDisk Corp. * ..........................................   12,100       740
   Storage Technology Corp. * ...............................   11,700       301
                                                                          ------
                                                                           2,216

Construction & Engineering - 0.8%
   CCC Information Services Group * .........................    5,000        85
   Quanta Services, Inc. * ..................................   21,900       160
   Spherion Corporation * ...................................   26,400       258
   Washington Group International, Inc. * ...................    7,300       248
                                                                          ------
                                                                             751

Construction Materials - 1.0%
   AMCOL International Corp. ................................    9,100       185
   Carlisle Cos., Inc. ......................................    1,800       109
   Charles River Associates, Inc. * .........................    2,300        74
   Teledyne Technologies, Inc. * ............................    5,400       102
   USEC, Inc. ...............................................   11,300        95
   WSFS Financial Corp. * ...................................    7,700       345
                                                                          ------
                                                                             910

Containers & Packaging - 0.4%
   Chesapeake Corp. .........................................    8,800       233
   Owens-Illinois, Inc. * ...................................   13,600       162
                                                                          ------
                                                                             395

Distributors - 0.6%
   Handleman Co. * ..........................................   28,500       585

Diversified Financials - 4.0%
   AmeriCredit Corp. * ......................................   33,200       529
   BlackRock, Inc. * ........................................   11,300       600
   Doral Financial Corp. ....................................   24,600       794
   Friedman Billings Ramsey Group - Cl. A ...................   10,300       238
   LaBranche & Co., Inc. * ..................................    9,000       105
   New Century Financial Corp. ..............................   25,400     1,008
   Novastar Financial, Inc. .................................    2,000        86
   Nuveen Investments, Inc. - Cl. A .........................   13,600       362
                                                                          ------
                                                                           3,722

Diversified Telecommunication Services - 1.1%
   IDT Corp. * ..............................................   25,500       565
   Time Warner Telecom, Inc. - Cl. A * ......................   43,500       440
                                                                          ------
                                                                           1,005

Electric Utilities - 0.8%
   Avista Corp. .............................................   18,100    $  328
   Duquesne Light Holdings, Inc. ............................    5,300        97
   El Paso Electric Co. * ...................................    6,700        89
   Great Plains Energy, Inc. ................................    2,600        83
   PNM Resources, Inc. ......................................    1,600        45
   Puget Energy, Inc. .......................................    3,700        88
                                                                          ------
                                                                             730

Electric/Gas - 1.5%
   Northeast Utilities ......................................   69,800     1,408

Electrical Equipment - 0.1%
   The Genlyte Corp. * ......................................    1,600        93

Electronic Equipment & Instruments - 3.5%
   Anixter International, Inc. * ............................   12,900       334
   Artesyn Technologies, Inc. ...............................   48,100       410
   Avnet, Inc. ..............................................   45,344       982
   Belden, Inc. * ...........................................    3,200        67
   Cypress Semiconductor Corp. * ............................   13,900       297
   Franklin Electric Co., Inc. ..............................    1,500        91
   Harman International Industries, Inc. * ..................    1,400       104
   Methode Electronics, Inc. - Cl. A ........................    5,300        65
   PerkinElmer, Inc. * ......................................    5,300        90
   Sanmina Corp. * ..........................................   69,000       870
                                                                          ------
                                                                           3,310

Energy Equipment & Services - 1.0%
   Tetra Technologies, Inc. * ...............................    4,500       109
   Universal Compression Holdings, Inc. * ...................   15,600       408
   Veritas DGC, Inc. * ......................................   43,600       457
                                                                          ------
                                                                             974

Food & Drug Retailing - 1.9%
   Charming Shoppes, Inc. * .................................   44,300       239
   Longs Drug Stores Corp. ..................................    7,500       186
   Nash Finch Co. ...........................................    9,900       221
   Pathmark Stores, Inc. * ..................................    8,300        63
   SuperValu, Inc. * ........................................   32,700       935
   The Great Atlantic & Pacific Tea Co., Inc. * .............   12,300       103
                                                                          ------
                                                                           1,747

Food Products - 1.2%
   Flowers Foods, Inc. * ....................................    6,200       160
   Pilgrims Pride Corp. - Cl. B .............................    9,800       160
   Ralcorp Holdings, Inc. * .................................    6,700       210
   USANA Health Sciences ....................................   19,700       603
                                                                          ------
                                                                           1,133

Gas Utilities - 0.1%
   Southwest Gas Corp. ......................................    4,900       110

Health Care Equipment & Supplies - 1.1%
   Advanced Medium Optics, Inc. * ...........................   15,600       307
   Alaris Medical, Inc. * ...................................   13,300       202
   Cytyc Corp. * ............................................    9,600       132

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL/MID CAP CORE FUND

                                                                          Market
                     Name of Issuer                             Shares    Value
                     --------------                             ------   -------
                                                                         (000's)
COMMON STOCK - Continued

Health Care Equipment & Supplies - Continued
   Dade Behring Holdings, Inc. ..............................    8,300    $  297
   Haemonetics Corp. * ......................................    4,400       105
                                                                          ------
                                                                           1,043

Health Care Providers & Services - 3.6%
   Apria Healthcare Group, Inc. * ...........................    9,000       256
   eResearch Technology, Inc. * .............................   21,900       557
   Humana, Inc. * ...........................................   37,400       855
   Kindred Healthcare, Inc. * ...............................    6,000       312
   Manor Care, Inc. * .......................................    2,900       100
   Select Medium Corp. * ....................................   20,800       339
   U.S. Oncology, Inc. * ....................................   91,400       983
                                                                          ------
                                                                           3,402

Home Equity Loan - 0.5%
   CompuCredit Corp. * ......................................   23,800       506

Hotels Restaurants & Leisure - 1.6%
   CBRL Group, Inc. * .......................................    8,200       314
   Choice Hotels, Inc. ......................................   15,700       553
   Dave & Busters, Inc. .....................................    6,500        82
   P.F. Chang's China Bistro, Inc. * ........................    2,900       148
   Papa John's International, Inc. * ........................    7,000       234
   Park Place Entertainment Corp. * .........................   12,400       134
   Ryan's Family Steak Houses, Inc. * .......................    4,200        64
                                                                          ------
                                                                           1,529

Household Durables - 0.7%
   NVR, Inc. * ..............................................    1,350       629

Industrial Conglomerates - 0.7%
   Enpro Industries, Inc. * .................................   12,900       180
   Regal Entertainment Group - Cl. A ........................   23,500       482
                                                                          ------
                                                                             662

Insurance - 3.2%
   American Financial Group, Inc. ...........................    7,400       196
   American Medical Security Group, Inc. * ..................    3,500        78
   American National Insurance Co. ..........................    1,000        84
   Amerus Group Co. * .......................................    2,300        80
   LandAmerica Financial Group, Inc. ........................   25,000     1,307
   National Western Life Insurance Co. * ....................      900       139
   Protective Life Corp. ....................................    8,900       301
   Stewart Information Services Corp. * .....................   19,100       775
   The Midland Co. ..........................................    1,800        43
                                                                          ------
                                                                           3,003

Internet & Catalog Retail - 0.1%
   Priceline.com, Inc. * ....................................    7,300       131

Internet Software & Services - 1.3%
   EarthLink, Inc. * ........................................   23,900       239
   eCollege.com * ...........................................    6,100       113
   Internet Security System, Inc. * .........................   19,700       371
   J2 Global Communications, Inc. * .........................    2,600        64
   United Online, Inc. * ....................................   23,000    $  386
                                                                          ------
                                                                           1,173

IT Consulting & Services - 0.3%
   UNOVA, Inc. * ............................................   12,000       275

Leisure Equipment & Products - 0.2%
   Arctic Cat, Inc. .........................................    3,600        89
   K2, Inc. .................................................    5,600        85
                                                                          ------
                                                                             174

Machinery - 1.7%
   Applied Industrial Technologies, Inc. ....................   13,400       320
   Briggs & Stratton Corp. ..................................    3,600       242
   Cummins Engine Co., Inc. .................................    9,400       460
   NACCO Industries, Inc. - Cl. A ...........................    5,900       528
   Stewart & Stevenson Services, Inc. .......................    1,200        17
                                                                          ------
                                                                           1,567

Marine - 0.2%
   Overseas Shipholding Group, Inc. .........................    5,300       180

Media - 3.2%
   Advo, Inc. * .............................................    2,700        86
   Cox Radio, Inc. - Cl. A * ................................   31,400       792
   Hearst-Argyle Television, Inc. * .........................   38,200     1,053
   Insight Communications Company, Inc. * ...................    9,900       102
   McClatchy Newspapers, Inc. - Cl. A .......................    1,600       110
   Netflix Common, Inc. .....................................    2,600       142
   Pulitzer, Inc. ...........................................   11,100       600
   World Wrestling Federation Entertainment, Inc. * .........    9,400       123
                                                                          ------
                                                                           3,008

Metals & Mining - 1.6%
   Carpenter Technology Corp. * .............................   10,400       307
   Coeur D'Alene Mines Corp. ................................   16,500        95
   Commercial Metals Co. ....................................    7,600       231
   Reliance Steel & Aluminum Co. * ..........................    3,000       100
   Ryerson Tull, Inc. .......................................   17,300       198
   Schnitzer Steel Industries, Inc. - Cl. A .................    9,600       581
                                                                          ------
                                                                           1,512

Multiline Retail - 3.1%
   Big Lots, Inc. * .........................................    9,100       129
   Footstar, Inc. * .........................................   15,000        58
   Insight Enterprises, Inc. * ..............................   19,600       368
   Saks, Inc. * .............................................   62,600       942
   Shopko Stores, Inc. * ....................................   33,500       511
   Stage Stores, Inc. * .....................................   21,300       594
   Zale Corp. * .............................................    5,900       314
                                                                          ------
                                                                           2,916

Oil & Gas - 3.9%
   Houston Exploration Co. * ................................   10,500       383
   Oneok, Inc. ..............................................    4,200        93

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL/MID CAP CORE FUND

                                                                          Market
                     Name of Issuer                             Shares    Value
                     --------------                            -------   -------
                                                                         (000's)
COMMON STOCK - Continued

Oil & Gas - Continued
   Patina Oil & Gas Corp. ..................................    13,275   $   650
   Stone Energy Corp. * ....................................     2,700       115
   Sunoco, Inc. * ..........................................    29,400     1,504
   Tesoro Petroleum Corp. * ................................    49,800       725
   Vintage Petroleum, Inc. .................................    17,700       213
                                                                         -------
                                                                           3,683

Paper & Forest Products - 0.8%
   Boise Cascade Corp. * ...................................    24,000       789

Personal Products - 0.6%
   Nu Skin Enterprises, Inc. - Cl. A * .....................    26,300       450
   Perrigo Co. * ...........................................     6,000        94
                                                                         -------
                                                                             544

Pharmaceuticals - 3.0%
   American Pharmaceutical Partners, Inc. *.................    18,650       627
   Endo Pharmaceuticals Holdings * .........................    17,800       343
   Enzon, Inc. * ...........................................    18,000       216
   Kos Pharmaceuticals, Inc. * .............................    29,400     1,265
   LANNETT Co., Inc. * .....................................     3,550        60
   Pharmaceutical Resources, Inc. * ........................     4,700       306
                                                                         -------
                                                                           2,817

Real Estate Investment Trust - 5.1%
   AMLI Residential Properties Trust .......................     2,100        56
   Arden Realty Group, Inc. ................................    35,400     1,074
   CarrAmerica Realty Corp. ................................     2,900        86
   Commercial Net Lease Realty, Inc. .......................     4,900        87
   Entertainment Properties Trust ..........................     6,700       233
   FelCor Lodging Trust, Inc. ..............................     8,500        94
   Glenborough Realty Trust, Inc. ..........................     4,600        92
   Healthcare Realty Trust, Inc. ...........................     4,300       154
   HRPT Properties Trust ...................................   133,400     1,346
   LTC Properties ..........................................    10,500       155
   Mack-Cali Realty LP * ...................................    20,400       849
   National Health, Inc. ...................................     5,000       124
   PAN Pacific Retail Properties, Inc. .....................     2,200       105
   Regency Centers Corp. ...................................     2,100        84
   Senior Housing Trust ....................................    12,100       208
                                                                         -------
                                                                           4,747

Real Estate Operations - 1.1%
   La Quinta Corp. - Cl. B .................................    53,700       344
   LNR Property Corp. ......................................    10,400       515
   Redwood Trust, Inc. .....................................     4,300       219
                                                                         -------
                                                                           1,078

Road & Rail - 1.3%
   Florida East Coast Industries, Inc. .....................     2,900        96
   Hunt Jersey Transport Services, Inc. ....................    17,600       475
   Landstar Systems, Inc. * ................................     1,600        61
   Ryder System, Inc. ......................................    15,000       512
   Werner Enterprises, Inc. * ..............................     4,800        94
                                                                         -------
                                                                           1,238

Semiconductor Equipment & Products - 2.5%
   Amkor Technologies, Inc. * ..............................     5,900   $   107
   Atmel Corp. * ...........................................    29,600       178
   International Rectifier Corp. * .........................     2,200       109
   LSI Logic Corp. * .......................................    85,800       761
   Photronics, Inc. * ......................................    23,000       458
   Silicon Laboratories, Inc. * ............................    16,600       718
                                                                         -------
                                                                           2,331

Software - 2.9%
   Ascential Software Corp. ................................    10,800       280
   FileNet Corp. * .........................................    12,100       328
   Group 1 Software, Inc. ..................................    13,600       240
   Gtech Holdings Corp. ....................................    13,100       648
   Keane, Inc. * ...........................................    14,300       209
   Kronos, Inc. * ..........................................     7,050       279
   QAD, Inc. * .............................................     7,100        87
   SeaChange International, Inc. ...........................    11,500       177
   Sohu.com, Inc ...........................................     4,100       123
   Sybase, Inc. * ..........................................     6,200       128
   Tradestation Group, Inc. ................................    20,300       180
                                                                         -------
                                                                           2,679

Specialty Retail - 2.8%
   Blockbuster, Inc. - Cl. A ...............................    33,400       599
   Brookstone, Inc. * ......................................     4,800       102
   Hughes Supply, Inc. .....................................     2,100       104
   Movie Gallery, Inc. * ...................................     9,900       185
   Petco Animal Supplies, Inc. * ...........................    25,900       789
   Select Comfort Corp. * ..................................    14,000       347
   Sonic Automotive, Inc. - Cl. A * ........................     4,800       110
   The Finish Line - Cl. A * ...............................    13,900       417
                                                                         -------
                                                                           2,653

Textiles & Apparel - 0.7%
   Brown Shoe Co., Inc. * ..................................     2,700       103
   K-Swiss, Inc. - Cl. A ...................................     9,400       226
   Unifi, Inc. * ...........................................    45,000       290
                                                                         -------
                                                                             619

Tobacco - 1.5%
   R.J. Reynolds Tobacco Holdings, Inc. ....................    23,400     1,361

Trading Companies & Distributors - 0.1%
   ACETO Corp. .............................................     4,700       120

Wireless Telecommunications Services - 1.4%
   Telephone and Data Systems, Inc. ........................    10,800       676
   United States Cellular Corp. * ..........................    19,100       678
                                                                         -------
                                                                           1,354
                                                                         -------

      TOTAL COMMON STOCK- ..................................      98.6%   92,556

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL/MID CAP CORE FUND

                                                               Par      Market
                     Name of Issuer                           Value      Value
                     --------------                          -------   --------
                                                             (000's)    (000's)
INVESTMENT COMPANIES HELD
AS COLLATERAL ON LOANED
SECURITIES - 12.5%
   State Street Navigator Securities Lending
      Portfolio ..........................................   $11,835   $ 11,835

SHORT-TERM INVESTMENTS - 1.3%
   Investment in joint repurchase agreement with
      Goldman Sachs & Co., 0.995% due 01/02/04 ...........     1,200      1,200
                                                             -------   --------
            TOTAL INVESTMENTS- ...........................     112.4%   105,591
         Payables, less cash and receivables- ............     (12.4)%  (11,689)
                                                             -------   --------
               NET ASSETS- ...............................     100.0%  $ 93,902
                                                             =======   ========

* Non-income producing security.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE A--ORGANIZATION

     John Hancock Small/Mid Cap CORE Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Fair value pricing, determined in good faith by the Board of Trustees, may be used by the Fund when current market values are unavailable or when an event occurs after the close of the exchange on which the Fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by the Fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in the securities.

     Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint repurchase agreements: The Fund, along with other registered investment companies having a management contract with Goldman Sachs Asset Management (GSAM), may participate in a joint repurchase agreement pursuant to an exemptive order issued by the Securities and Exchange Commission. Aggregate cash balances are invested in one or more repurchase agreements, whose underlying securities are obligations of the U.S. Government and/or its agencies. The Fund's custodian bank receives delivery of the underlying securities for the joint repurchase agreement on the Fund's behalf. GSAM is responsible for ensuring that the agreement is fully collateralized at all times.

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to each fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding      Interest Rate     Interest Expenses
---------------------------   ----------------   -----------------
            $328                    1.77%               $--

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
         $11,397                   $11,835

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, open financial futures contracts for the Fund were follows:

                               Open                Expiration   Unrealized
                            Contracts   Position      Month        Gain
                            ---------   --------   ----------   ----------
Russell E Mini 2000 Index       30        Long      March 04       $46
                                                                   ===
     At December 31, 2003, the Fund had deposited $84 in cash in segregated accounts to cover initial margin requirements on open financial futures contracts.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had no capital loss carryforwards on a tax basis to be applied against any future taxable gains.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                      Excess Over
First $100 Million   $100 Million
------------------   ------------
      1.05%             1.00%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest,

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH
AFFILIATES--Continued

brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Han-cock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $27 to the Fund.

     John Hancock has entered into a Sub-Advisory Agreement with Goldman Sachs Asset Management, with respect to the Fund. Goldman Sachs Asset Management is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
$100,712           $81,381

The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
  $90,735       $15,922       $(1,066)         $14,856

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss and to certain distributions received from investments in Real Estate Investment Trust. Additionally, as a result, net investment income (loss) and net realized gain (loss) on

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
   Ordinary     Net Long-Term    Capital Loss   Net Unrealized
    Income       Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--             $--            $14,856

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year     Ordinary Income    Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003         $6,248                  $594                  $1,239
2002            226                    --                       2

     Included in the Fund's 2003 distributions from ordinary income is $2,609 in excess of investment company taxable income, which in accordance with applicable US tax law, is taxable to shareholders as ordinary income distributions.

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                         Positions Held          Principal Occupation(s)
Name, Address and Age                      With Trust             During Past Five Years
--------------------------------   ---------------------   -----------------------------------
Elizabeth G. Cook (age 66)                 Trustee         Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                           Farber Cancer Institute; President,
Trust I                                                    The Advertising Club of Greater
John Hancock Place                                         Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                  Trustee         Executive Director, Massachusetts
c/o John Hancock Variable Series                           Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

                                   Disinterested Trustees--Continued

                                       Positions Held           Principal Occupation(s)
Name, Address and Age                    With Trust              During Past Five Years
--------------------------------   ---------------------   --------------------------------
Robert Verdonck (age 58)                   Trustee         President and Chief
c/o John Hancock Variable Series                           Executive Officer, East Boston
Trust I                                                    Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)              Trustee         Associate Professor and Graduate
c/o John Hancock Variable Series                           Dean, The Graduate School of the
Trust I                                                    Wallace G. Carroll School of
John Hancock Place                                         Management, Boston College
Boston, Massachusetts 02117

          Trustees Affiliated with the Trust and Officers of the Trust

                                      Positions Held             Principal Occupation(s)
Name, Address and Age                   With Trust                During Past Five Years
--------------------------------   ---------------------   -----------------------------------
Michele G. Van Leer* (age 46)      Chairman and Trustee    Senior Vice President, Product
John Hancock Place                                         Management, John Hancock Life
Boston, Massachusetts 02117                                Insurance Company; Vice Chairman,
                                                           President & Director, John Hancock
                                                           Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)        Vice Chairman,       Senior Vice President, Signator
John Hancock Place                 President and Trustee   Brokerage, John Hancock Life
Boston, Massachusetts 02117                                Insurance Company; Vice President
                                                           Corporate Communications, John
                                                           Hancock Life Insurance Company

Jude A. Curtis (age 45)            Compliance Officer      Vice President and Chief Investment
John Hancock Place                                         Compliance Officer, John Hancock
Boston, Massachusetts 02117                                Life Insurance Company; formerly
                                                           Second Vice President and Counsel,
                                                           Office of Business Conduct; John
                                                           Hancock Life Insurance Company;
                                                           formerly a Partner at Hale and Dorr
                                                           LLP (law firm)

Janet Wang (age 35)                Assistant Compliance    Compliance Specialist, John
John Hancock Place                       Officer           Hancock Life Insurance Company
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                      Positions Held             Principal Occupation(s)
Name, Address and Age                   With Trust                During Past Five Years
---------------------------     ------------------------   ------------------------------------
Raymond F. Skiba (age 58)                Treasurer         Director of Fund Operations, John
John Hancock Place                                         Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)           Assistant Treasurer    Manager of Fund Operations, John
John Hancock Place                                         Hancock Life Insurance Company
Boston, Massachusetts 02117

Karen Q. Visconti (age 50)               Secretary         Director, Product & Market
John Hancock Place                                         Management, John Hancock Life
Boston, Massachusetts 02117                                Insurance Company

Arnold R. Bergman (age 53)          Assistant Secretary    Senior Counsel, Law Department,
John Hancock Place                                         John Hancock Life Insurance
Boston, Massachusetts 02117                                company; formerly Vice President,
                                                           General Counsel and Secretary, First
                                                           Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Small/Mid Cap CORE Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Small/Mid Cap CORE Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                               /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

  John Hancock                                                       [GRAPHIC]
    [LOGO]
WORLDWIDE SPONSOR

                                                                     [LOGO] IMSA
                                                                     INSURANCE
                                                                     MARKETPLACE
                                                                     STANDARD
                                                                     ASSOCIATION